SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  August 31, 2009

THE BEARD COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway 301 N.W. 63rd Street, Suite 400 Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 842-2333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 31, 2009, the Company’s Board of Directors by unanimous written consent elected an additional director who will continue in office with a term expiring at the date of the Company’s Annual Meeting of Stockholders in 2010.

There is no arrangement or understanding between the new director and any other persons pursuant to which such director was selected as a director.

It has not yet been determined which of the Company’s three Committees (Audit, Compensation and Nominating/Corporate Governance) Mr. Bronson will serve on.

Mr. Bronson will receive the same fees received by the Company’s other non-employee directors. In addition, effective as of August 31, 2009, the Board granted him a 5-year, nonqualified stock option at the fair market value of $3.50 per share, being the last sale price of the common stock of the Company as reported by the OTC Bulletin Board on such date. Such option vests and becomes exercisable at the rate of 20% per year.

On September 1, 2009, the Company issued a press release reporting the election of Mr. Bronson as a director. A copy of the press release is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

99.1	Press Release dated September 1, 2009 re election of new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President
September 1, 2009

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	News Release issued September 1, 2009	Filed herewith electronically

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